SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

  [X ] Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 14, 1998

                         Commission file number 1-12271

                                  CARSON, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                06-1428605
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
            or organization)                              Number)

                     64 Ross Road, Savannah Industrial Park
                             Savannah, Georgia 31405
          (Address, including zip code, of principal executive offices)

        Registrant's telephone number, including area code:(912) 651-3400






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Item 2. Acquisition or Disposition of Assets

     During June, 1998 the Company entered into a Purchase Agreement with Ivax Corporation, d/b/a IVX Bioscience, Inc. in order to acquire the shares of Johnson Products Co., Inc., a Florida corporation. Johnson Products is a major manufacturer of personal care products for the ethnic market. The purchase price approximated $85.0 million with $35.0 million paid in cash. The Company entered into a credit agreement with Ivax Corporation for the remaining $50.0 million purchase price. The transaction was completed on July 14,1998 and announced in the accompanying press release. Total revenues of Johnson Products Co. for the twelve months ended December 31, 1997 was $80.2 million. This acquisition will be accounted for under the purchase method of accounting.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (A) Financial Statements of the Business Acquired - It is impracticable to provide the required financial statements at this time. Such financial statements will be filed as soon as practicable, but no later than 60 days after the date that this Current Report on Form 8-K is filed with the Securities and Exchange Commission.

         (B) Pro Forma Financial Information - It is impracticable to provide the required pro forma financial information at this time. Such pro forma financial information will be filed as soon as practicable, but no later than 60 days after the date that this Current Report on Form 8-K is filed with the Securities and Exchange Commission.

         (C) Exhibits

         10.1 Purchase Agreement dated as of June 16, 1998 between Ivax Corporation, d/b/a IVX Bioscience, Inc., and the Company.

         10.2  Credit   Agreement  dated  as  of  July  14,  1998  between  Ivax
Corporation, d/b/a IVX Bioscience, Inc., and the Company.

         22.1 Press Release dated July 14, 1998 announcing purchase of Johnson Products Company by the Company.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CARSON, INC.



Date: July 29, 1998        By: /s/ Robert W. Pierce
                           Robert W. Pierce
                           Executive Vice President, Chief Financial Officer and
                           Secretary
                           (Principal Accounting and Financial Officer)



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